Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S8 (No. 333-182556) of Tronox Limited of our report dated February 23, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10K.

/s/ PricewaterhouseCoopers LLP
Stamford, CT
February 23, 2017